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EXHIBIT 99.1 -- Press release

PRESS RELEASE

For Immediate Release

Date:       March 7, 2005

Contact:    Michael DeMarco
            Chief Financial Officer
            (201) 712-0090


            PEOPLES EDUCATIONAL HOLDINGS, INC. TO OFFER COMMON STOCK

         Peoples Educational Holdings, Inc. (OTC Bulletin Board: PEDH.OB) today announced that it intends to file a registration statement for the offer and sale by the Company of 500,000 shares of its common stock in an underwritten public offering. The Company intends to use the proceeds from the offering for general corporate purposes. The Company expects the offering to be completed in the second quarter of 2005.

         This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

         Statements in this press release that are not statements of historical or current fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market, (9) the sufficiency of the Company's copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company's filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.